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Exhibit 5.1

July 7, 2017

Summit Midstream Partners, LP
1790 Hughes Landing Blvd, Suite 500
The Woodlands, Texas 77380

Ladies and Gentlemen:

        We have acted as counsel for Summit Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), Summit Midstream Holdings, LLC, a Delaware limited liability company ("Holdings"), Summit Midstream Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership and Holdings, as applicable, the "Issuers"), and the subsidiaries listed on Schedule I hereto (collectively, the "Subsidiary Guarantors"), with respect to certain legal matters in connection with the filing by the Issuers and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the offering of securities of the Issuers or the Subsidiary Guarantors, as applicable, from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited partner interests in the Partnership (the "Common Units"); (ii) one or more series of the Issuers' debt securities (the "Debt Securities"); and (iii) guarantees of the Debt Securities (the "Guarantees") by the Partnership and the Subsidiary Guarantors (collectively, the "Guarantors"). The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the "Securities."

        Each series of Debt Securities and the Guarantees are to be issued pursuant to (i) the indenture, dated July 15, 2014, incorporated by reference as an exhibit to the Registration Statement, by and among Holdings, Finance Corp. and U.S. Bank National Association, as trustee (the "Base Indenture"), and (ii) one or more supplemental indentures by and among the Issuers, the Subsidiary Guarantors party thereto, and the trustee thereunder (together with the Base Indenture, the "Indenture").

        In our capacity as your counsel in connection with the filing referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement and the prospectus contained therein (the "Prospectus"), (ii) the Amended and Restated Limited Liability Company Agreement of Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) the certificate of formation, limited liability company agreement, certificate of limited partnership, limited partnership agreement, articles of incorporation, bylaws and other formation documents, as applicable, of each Issuer and Subsidiary Guarantor, each as amended to the date hereof, (iv) the Base Indenture, (v) originals, or copies certified or otherwise identified, of the partnership, limited liability company and corporate records of the Issuers, the General Partner and the Subsidiary Guarantors, as furnished to us by the General Partner, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Issuers, the General Partner and the Subsidiary Guarantors, and (vii) statutes and other instruments and documents as we deemed necessary or advisable for the opinions hereafter expressed.

Summit Midstream Partners, LP	- 2 -	July 7, 2017

        In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates, if any, for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; (vii) the Indenture and the Guarantees have been, or will be, as applicable, duly authorized, executed and delivered by the parties thereto; and (viii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

        Based upon and subject to the foregoing, we are of the opinion that:

  1.
  With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and non-assessable.

  2.
  With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the Issuers and Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, (b) any supplemental indenture relating to the Debt Securities and the Guarantees has been duly authorized and validly executed and delivered by the parties thereto with the terms of such Debt Securities and Guarantees having been set forth in such supplemental indenture, (c) the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Issuers and the Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Issuers or the Guarantors, as applicable, enforceable against the Issuers or the Guarantors, as applicable, in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

Summit Midstream Partners, LP	- 3 -	July 7, 2017

        The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and the federal laws of the United States of America, in each case as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Validity of the Securities" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

Schedule I

Bison Midstream, LLC
Grand River Gathering, LLC
DFW Midstream Services LLC
Red Rock Gathering Company, LLC
Polar Midstream, LLC
Epping Transmission Company, LLC
Summit Midstream Marketing, LLC
Summit Midstream Permian, LLC

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  Exhibit 5.1
Schedule I